EXHIBIT 99




Press Release                                              FOR IMMEDIATE RELEASE

July 21, 1999                                           Contact: Steven L. Banks
                                                                       President
                                                   Telephone:       765-664-0556


                          ANNUAL SHAREHOLDERS' MEETING


(Marion) - Marion Capital Holdings, Inc. (the "Company"), the holding company of First Federal Savings Bank of Marion ("First Federal") announced that the Annual Meeting of Shareholders of Marion Capital Holdings, Inc. will be held in the offices of First Federal Savings Bank of Marion, 100 W. Third Street, Marion, Indiana, on Monday, October 18, 1999, at 4:30 p.m. local time. Shareholders of record at the close of business on August 23, 1999, are entitled to vote at the meeting or any adjournment thereof.

The Company and First Federal are headquartered in Marion, Indiana, with full-service branch offices in Marion, Gas City and Decatur, Indiana.